UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  September 22, 2023

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number
1-8841	NEXTERA ENERGY, INC.	59-2449419
700 Universe Boulevard
Juno Beach, Florida 33408
(561) 694-4000

State or other jurisdiction of incorporation or organization:  Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	NEE	New York Stock Exchange
6.219% Corporate Units	NEE.PRQ	New York Stock Exchange
6.926% Corporate Units	NEE.PRR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)    On September 22, 2023, NextEra Energy, Inc.’s (NEE) Board of Directors (Board) approved an increase in the size of the Board from twelve members to thirteen members and, upon the recommendation of the Governance & Nominating Committee of the Board, appointed Maria G. Henry to fill the newly created directorship. In addition, effective on the same date, the Board approved the appointment of Ms. Henry to the Finance & Investment Committee of the Board.

Ms. Henry was Chief Financial Officer of Kimberly-Clark Corporation from April 2015 through April 2022, and served as Executive Vice President and Senior Advisor of Kimberly-Clark Corporation from April 2022 until her retirement in September 2022. Prior to her service with Kimberly-Clark, Ms. Henry was Executive Vice President and Chief Financial Officer of The Hillshire Brands Company, formerly known as Sara Lee Corporation, from 2012 to 2014. She was the Chief Financial Officer of the North American Retail and Foodservice business of Sara Lee Corporation from 2011 to 2012. Prior to Sara Lee, Ms. Henry held various senior leadership positions in finance and strategy in three portfolio companies of Clayton, Dubilier & Rice, most recently as executive vice president and chief financial officer of Culligan International. She also held senior finance roles in several technology companies and began her career at General Electric.
Ms. Henry serves on the boards of directors of NIKE, Inc. and General Mills, Inc. She previously served on the board of directors of Kimberly-Clark de México. Ms. Henry holds a bachelor’s degree in finance from the University of Maryland.

Ms. Henry will receive compensation for her service as a director consistent with the compensation paid to the other non-employee directors of NEE as described in NEE’s definitive proxy statement on Schedule 14A for NEE’s 2023 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on April 5, 2023. In 2023, the compensation consists of an annual cash retainer of $145,000, which amount for Ms. Henry will be prorated for 2023 based on the date of her appointment to the Board, plus an equity retainer equal to a number of shares of NEE common stock, prorated on the same basis as the cash retainer, granted under the NEE long term incentive plan and determined by dividing $185,000 by the closing price of the common stock as reported on the NYSE on the grant date, rounded up to the nearest ten shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  September 25, 2023

NEXTERA ENERGY, INC.
(Registrant)

CHARLES E. SIEVING
Charles E. Sieving Executive Vice President & General Counsel